================================================================================
                                                                    Exhibit 99.1
[GRAPHIC OMITTED]
     OCWEN
                                                  Ocwen Financial Corporation(R)
================================================================================

FOR IMMEDIATE RELEASE               FOR FURTHER INFORMATION CONTACT:
                                        Robert J. Leist, Jr.
                                        Senior Vice President & Chief Accounting
                                         Officer
                                        T: (561) 682-7958
                                        E: robert.leist@ocwen.com
                                           ----------------------

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                         SECOND QUARTER 2006 NET INCOME

West Palm Beach, FL - (July 27, 2006) Ocwen Financial Corporation (NYSE:OCN) today reported net income of $159.1 million or $2.53 per share for the second quarter of 2006. This compares to $2.9 million or $0.05 per share for the second quarter of 2005. For the six months ended June 30, 2006 net income was $175.6 million or $2.79 per share as compared to $5.3 million or $0.08 per share for the same period in 2005. Second quarter results include a tax benefit of $141.7 million, primarily reflecting the reversal of $145.2 million of the valuation allowance that had been established in prior years.

Chairman and CEO William C. Erbey stated "Our second quarter net income reflects a tax benefit arising from the reversal of $145.2 million of the deferred tax asset valuation allowance that we had established in prior years. We concluded that our recent earnings results and future outlook met the accounting criteria for recording this adjustment.

Our second quarter pre-tax results were driven primarily by the continued strong performance of our Residential Servicing segment. As compared to the second quarter and first half of last year, Residential Servicing reported higher revenue and lower expenses. All of our other segments reported pre-tax earnings in the second quarter of 2006 apart from our Residential Origination Services segment which reported a loss of $(2.1) million in the second quarter, although year to date results reflect pre-tax income of $2.9 million. Our 2006 results in this segment are driven in large part by a limited number of loan purchase and securitization transactions which typically span several quarters before they are fully executed and thus create earnings variances across those periods. These transactions resulted in losses of $(3.2) million in the second quarter of 2006 and a gain of $1.2 million for the first six months. No such transactions occurred during the first half of 2005.

Our total assets declined by $274.1 million as compared to December 31, 2005, primarily due to a reduction in loans held for resale of $510.2 million, reflecting securitization transactions executed during the first half of this year. This reduction was partially offset by increases of $44.6 million in cash and equivalents, $27.1 million in our subordinate and residual trading portfolio reflecting securities retained from securitization transactions and $151.0 million in our deferred tax assets, primarily due to the reduction of the valuation allowance in the second quarter of 2006. Our leverage has improved in the first half of the year as reflected by an equity to assets ratio of 32.7% as of June 30, 2006 as compared to 18.7% as of December 31, 2005."


Residential Servicing

                                           Three months                 Six months
                                     ------------------------    ------------------------
For the periods ended June 30,          2006          2005          2006          2005
----------------------------------   ----------    ----------    ----------    ----------
Revenue ..........................   $   82,969    $   68,459    $  162,911    $  136,906
Operating expenses ...............       58,658        60,644       114,288       122,040
Other income (expense) ...........       (6,163)       (5,215)      (12,607)       (9,319)
                                     ----------    ----------    ----------    ----------
Pre-tax income (loss) ............   $   18,148    $    2,600    $   36,016    $    5,547
                                     ==========    ==========    ==========    ==========

      o As of June 30, 2006, we were the servicer of approximately 404 thousand loans with an unpaid principal balance (UPB) of $47.1 billion as compared to approximately 369 thousand loans and $42.8 billion of UPB at December 31, 2005.
      o Revenue in the 2006 periods reflects increased servicing fees and float income from a larger servicing portfolio and higher interest rates.
      o The decline in operating expenses reflects a reduction in interest paid to investors related to loan pay-offs as well as a reduction in operating expenses reflecting process improvements and automation. Operating expenses also include a provision of $2.9 million to increase litigation reserves related to ongoing cases.

Ocwen Financial Corporation
Second Quarter 2006 Results
July 27, 2006


Commercial Servicing

                                             Three months                 Six months
                                       ------------------------    ------------------------
For the periods ended June 30,            2006          2005          2006          2005
------------------------------------   ----------    ----------    ----------    ----------
Revenue ............................   $    3,084    $    4,558    $    6,199    $    8,999
Operating expenses .................        2,784         4,025         5,634         8,398
Other income (expense) .............          (18)         (198)          (18)         (245)
                                       ----------    ----------    ----------    ----------
Pre-tax income (loss) ..............   $      282    $      335    $      547    $      356
                                       ==========    ==========    ==========    ==========

      o Revenue and expense declines primarily reflect the sale of GSS Japan and reduced revenue and expenses in GSS Taiwan reflecting reduced activity in that location.

Ocwen Recovery Group

                                            Three months                Six months
                                       -----------------------   ------------------------
For the periods ended June 30,            2006         2005         2006          2005
------------------------------------   ----------   ----------   ----------    ----------
Revenue ............................   $    1,856   $    3,274   $    4,057    $    7,086
Operating expenses .................        1,928        3,057        4,561         6,454
Other income (expense) .............          192           27          274           117
                                       ----------   ----------   ----------    ----------
Pre-tax income (loss) ..............   $      120   $      244   $     (230)   $      749
                                       ==========   ==========   ==========    ==========

      o The decline in revenue in the 2006 periods primarily reflects a shift in revenue from proprietary assets to lower yielding third-party contracts.
      o Operating expenses declined in 2006 as a result of process improvements, technology enhancements and a greater concentration of India resources.

Residential Origination Services

                                             Three months               Six months
                                       ------------------------   -----------------------
For the periods ended June 30,            2006          2005         2006         2005
------------------------------------   ----------    ----------   ----------   ----------
Revenue ............................   $   14,431    $   12,870   $   29,006   $   25,137
Operating expenses .................       17,551        13,259       38,310       24,340
Other income (expense) .............        1,037         2,113       12,244        3,761
                                       ----------    ----------   ----------   ----------
Pre-tax income (loss) ..............   $   (2,083)   $    1,724   $    2,940   $    4,558
                                       ==========    ==========   ==========   ==========

      o Second quarter and six month 2006 results include transaction losses of approximately $(3.2) million and transaction gains of $1.2 million, respectively, related to our securitization and loan sale activities. No such transactions were conducted in the first half of 2005.
      o Excluding these transactions, segment results reflect the net impact of losses in loan origination activities and declines in the revenue earned from our maturing UK residual securities portfolio, partially offset by improvements in our loan processing operations.

Business Process Outsourcing

                                             Three months                 Six months
                                       ------------------------    ------------------------
For the periods ended June 30,            2006          2005          2006          2005
------------------------------------   ----------    ----------    ----------    ----------
Revenue ............................   $    2,656    $    2,858    $    5,379    $    5,443
Operating expenses .................        1,963         2,575         4,688         5,030
Other income (expense) .............           (7)          (19)          (17)          (51)
                                       ----------    ----------    ----------    ----------
Pre-tax income (loss) ..............   $      686    $      264    $      674    $      362
                                       ==========    ==========    ==========    ==========

      o Revenue declines in 2006 reflect the loss of a client due to a merger during the first quarter of the year.
      o Expenses have declined as a result of cost reduction efforts initiated during the second quarter.

Ocwen Financial Corporation
Second Quarter 2006 Results
July 27, 2006


Corporate Items and Other

                                            Three months                 Six months
                                       -----------------------    ------------------------
For the periods ended June 30,            2006         2005          2006          2005
------------------------------------   ----------   ----------    ----------    ----------
Revenue ............................   $      140   $       (4)   $       34    $      (68)
Operating expenses .................        1,530        2,489         4,247         4,476
Other income (expense) .............        1,631        2,499         3,118         1,082
                                       ----------   ----------    ----------    ----------
Pre-tax income (loss) ..............   $      241   $        6    $   (1,095)   $   (3,462)
                                       ==========   ==========    ==========    ==========

      o Results for 2006 include a gain of approximately $0.9 million in the first quarter representing interest income arising from a cash distribution on a commercial residual security now approaching the end of its economic life, and a gain of approximately $1.2 million from the sale of a real estate asset in the second quarter.
      o In the first six months of 2005 we retained greater interest expense in Corporate, reflecting the high cash balances we were holding in preparation for debanking, and also incurred expenses in Corporate related to that initiative.


Ocwen Financial Corporation is a leading provider of servicing and origination processing solutions to the loan industry with headquarters in West Palm Beach, Florida, offices in, Orlando, Florida, Downers Grove, Illinois and Atlanta, Georgia and global operations in Canada, Germany, India and Taiwan. We make our clients' loans worth more by leveraging our superior processes, innovative technology and high-quality, cost-effective global human resources. Additional information is available at www.ocwen.com.
                            -------------

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to the securitization market and our plans to securitize loans and expectations as to the impact of rising interest rates and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
Second Quarter 2006 Results
July 27, 2006


                                        OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (Dollars in thousands, except share data)


                                                                       Three months                     Six months
                                                               ----------------------------    ----------------------------
For the periods ended June 30,                                     2006            2005            2006            2005
------------------------------------------------------------   ------------    ------------    ------------    ------------
Revenue
     Servicing and subservicing fees .......................   $     82,772    $     71,651    $    162,857    $    144,031
     Process management fees ...............................         18,837          17,454          38,149          34,406
     Other revenues ........................................          3,527           2,910           6,580           5,066
                                                               ------------    ------------    ------------    ------------
          Total revenue ....................................        105,136          92,015         207,586         183,503
                                                               ------------    ------------    ------------    ------------

Operating expenses
     Compensation and benefits .............................         22,006          24,355          47,707          48,727
     Amortization of servicing rights ......................         27,663          24,930          53,952          50,045
     Servicing and origination .............................         12,707          15,148          25,904          29,181
     Technology and communications .........................          6,034           7,862          12,673          15,261
     Professional services .................................          7,620           5,715          15,399          10,733
     Occupancy and equipment ...............................          4,823           4,571           9,799           8,813
     Other operating expenses ..............................          3,561           3,468           6,294           7,978
                                                               ------------    ------------    ------------    ------------
          Total operating expenses .........................         84,414          86,049         171,728         170,738
                                                               ------------    ------------    ------------    ------------

Other income (expense)
     Interest income .......................................          6,298           6,764          24,411          13,096
     Interest expense ......................................        (10,062)         (9,072)        (27,316)        (17,512)
     Gain (loss) on trading securities .....................          1,701          (1,269)          1,327          (2,667)
     Gain (loss) on loans held for resale, net .............         (3,437)             --          (1,221)             --
     Other, net ............................................          2,172           2,784           5,793           2,428
                                                               ------------    ------------    ------------    ------------
          Other income (expense), net ......................         (3,328)           (793)          2,994          (4,655)
                                                               ------------    ------------    ------------    ------------

Income before income taxes .................................         17,394           5,173          38,852           8,110
Income tax expense (benefit) ...............................       (141,692)          2,265        (136,767)          2,815
                                                               ------------    ------------    ------------    ------------
     Net income ............................................   $    159,086    $      2,908    $    175,619    $      5,295
                                                               ============    ============    ============    ============


Earnings per share
   Basic ...................................................   $       2.53    $       0.05    $       2.79    $       0.08
   Diluted .................................................   $       2.23    $       0.05    $       2.47            0.08

Weighted average common shares outstanding
   Basic ...................................................     62,821,428      62,809,286      63,033,454      62,776,469
   Diluted (1) .............................................     71,767,873      63,709,246      71,876,666      63,864,247

(1) For purposes of computing diluted earnings per share, the 2006 periods reflect the assumed conversion of our 3.25% Convertible Notes into 7,962,205 shares of common stock. Conversion of the Convertible Notes has not been assumed for the 2005 periods because the effect would be anti-dilutive.

Ocwen Financial Corporation
Second Quarter 2006 Results
July 27, 2006


                                 OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS
                                   (Dollars in thousands, except share data)

                                                                                     June 30,     December 31,
                                                                                       2006           2005
                                                                                   ------------   ------------
Assets
     Cash ......................................................................   $    204,134   $    269,611
     Trading securities, at fair value
          Investment grade .....................................................        111,780          1,685
          Subordinates and residuals ...........................................         57,421         30,277
     Loans held for resale .....................................................        114,485        624,671
     Advances ..................................................................        263,963        219,716
     Match funded advances .....................................................        351,593        377,105
     Mortgage servicing rights .................................................        151,501        148,663
     Receivables ...............................................................         60,738         68,266
     Deferred tax assets, net ..................................................        171,300         20,270
     Premises and equipment, net ...............................................         37,446         40,108
     Other assets ..............................................................         55,655         53,761
                                                                                   ------------   ------------
          Total assets .........................................................   $  1,580,016   $  1,854,133
                                                                                   ============   ============

Liabilities and Stockholders' Equity
     Liabilities
          Match funded liabilities .............................................   $    313,963   $    339,292
          Servicer liabilities .................................................        316,277        298,892
          Lines of credit and other secured borrowings .........................        187,835        626,448
          Debt securities ......................................................        150,329        154,329
          Other liabilities ....................................................         93,283         85,912
                                                                                   ------------   ------------
               Total liabilities ...............................................      1,061,687      1,504,873
                                                                                   ------------   ------------

     Minority interest in subsidiary ...........................................          1,892          1,853

     Stockholders' Equity
          Common stock, $.01 par value; 200,000,000 shares authorized;
               62,429,907 and 63,133,471 shares issued and outstanding at
               June 30, 2006 and December 31, 2005, respectively ...............            624            631
          Additional paid-in capital ...........................................        176,320        184,262
          Retained earnings ....................................................        338,817        163,198
          Accumulated other comprehensive income (loss), net of taxes ..........            676           (684)
                                                                                   ------------   ------------
          Total stockholders' equity ...........................................        516,437        347,407
                                                                                   ------------   ------------
               Total liabilities and stockholders' equity ......................   $  1,580,016   $  1,854,133
                                                                                   ============   ============